Exhibit 10.1

AMENDMENT NUMBER SIX TO CREDIT AGREEMENT AND
LIMITED WAIVER, CONSENT AND RELEASE

This Amendment Number Six to Credit Agreement and Limited Waiver, Consent and Release (this “Amendment”) is entered into as of January 16, 2014, by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), on the one hand, and SILICON GRAPHICS INTERNATIONAL CORP., a Delaware corporation (“Parent”), and SILICON GRAPHICS FEDERAL, LLC, a Delaware corporation (“Silicon Federal”; and together with Parent each individually a “Borrower”, and individually and collectively, jointly and severally, the “Borrowers”), on the other hand, with reference to the following facts:

A. Borrowers, Agent, and Lenders have previously entered into that certain Credit Agreement, dated as of December 5, 2011 (as amended from time to time, the “Agreement”).

B. Parent has entered into that certain Asset Purchase Agreement, dated as of November 18, 2013 (the “Purchase Agreement”), pursuant to which Parent will sell the Acquired Assets (as defined in the Purchase Agreement and hereinafter referred to as the “Subject Assets”) to Jabil Circuit, Inc., a Delaware corporation (“Jabil”), in accordance with the terms thereof (the “Asset Sale”).  All references herein to the Purchase Agreement are to the executed copy of such agreement attached hereto as Exhibit A.

C. On December 13, 2013, (i) Parent relocated its chief executive office to 900 North McCarthy Blvd., Milpitas, California 95035, and (ii) Silicon Federal relocated its chief executive office to 420 National Business Parkway, Suite 180, Annapolis Junction, Maryland 20701 (the “New Office Locations”).

D. As of the date hereof, Borrowers are not in compliance with the following provisions set forth in the Agreement: (i) Section 5.15 of the Agreement arising out of the failure to amend Schedule 4.6(b) to the Agreement to disclose the New Office Locations at least 10 days prior to such move; and (ii) Section 6.4 of the Agreement arising out of the failure to obtain the written consent of the Lender Group prior to Parent having entered into the Purchase Agreement (collectively, the “Existing Defaults”).

E. Borrowers have requested that the Lender Group (i) give its consent to the Asset Sale and agree to release the Agent’s Lien in the Subject Assets in connection therewith, (ii) waive the Existing Defaults, and (iii) make certain amendments to the Agreement, in each case as provided for and on the conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend and supplement the Agreement as follows:

1. DEFINITIONS.  All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

2. AMENDMENTS.

(a) Schedule 1.1 of the Agreement is amended by deleting the definition of “Fixed Charge Coverage Ratio” set forth therein in its entirety and replacing it with the following:

“Fixed Charge Coverage Ratio” means, with respect to Parent and its Subsidiaries for any 12 month period ending on the measurement date (other than the measurement date ending March 30, 2012, for which such determination shall be for the 9 month period ending on such measurement date) the ratio of (a) EBITDA for such period minus Adjusted Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period, to (b) Fixed Charges for such period.

(b) Schedule 1.1 to the Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:

“Adjusted Capital Expenditures” means, as of any date of determination, the sum of (a) Capital Expenditures minus (b) cash received by Parent from its landlord, the Irvine Company LLC, in an aggregate amount not to exceed $5,865,720 at any one time, to reimburse Parent for Capital Expenditures made or incurred in connection with the Executive Office Relocation.

“Executive Office Relocation” means Parent’s relocation of its chief executive office to 900 North McCarthy Blvd., Milpitas, CA 95035 and 940 North McCarthy Blvd., Milpitas, CA 95035, on December 13, 2013.

(c) Section 11 of the Agreement is amended by deleting the address set forth therein for the Loan Parties and replacing it with the following:

SILICON GRAPHICS INTERNATIONAL CORP.
900 North McCarthy Blvd.
Milpitas, CA 95035
Attn: General Counsel
With copies to:  Chief Accounting Officer, Treasurer
Fax No. 669.900.8001

3. CONSENT TO ASSET SALE AND RELEASE OF LIENS.

(a) The Lender Group hereby (i) consent to the Asset Sale in accordance with the terms and conditions of the Purchase Agreement, and (ii) effective upon the Closing Date (as defined in the Purchase Agreement and hereinafter referred to as the “Closing”), agree that any and all security interests or other Liens granted, pledged or otherwise created by Parent to or in favor of Agent, for the ratable benefit of Lenders, in the Subject Assets shall be automatically released without further action; provided, however, that the forgoing consent and agreement by the Lender Group is conditioned upon the Closing having occurred on or before February 28, 2014.  Parent hereby agrees not to amend or modify the Purchase Agreement in any manner that would be materially adverse to Agent or any Lender without its prior written consent.

(b) In connection with the Asset Sale, Agent shall (i) prepare and file upon the Closing a UCC-3 partial release with respect to the Subject Assets, and (ii) execute and deliver to Parent or its designee any discharge of security interest or lien release documents (in recordable form if applicable) as are necessary to effectuate and confirm the consents and agreements set forth above, in each case, without recourse to Agent, Lenders, or any of their respective participants, and without any representation or warranty of any kind, express or implied, and at the sole cost and expense of Borrowers.

(c) Such consent provided for herein is limited to the specifics hereof, shall not apply with respect to any other facts or occurrences other than those on which the same is based, shall not excuse future non-compliance with the Agreement and shall not be a practical construction, course of conduct or course of performance under the Agreement or under the Loan Documents.

4. WAIVER OF EXISTING DEFAULTS.  Upon the effectiveness of this Amendment, the Lender Group hereby waives the Existing Defaults.  Such waiver provided for herein is limited to the specifics hereof, shall not apply with respect to any Default or Event of Default not specifically mentioned herein, or any other facts or occurrences other than those on which the same is based, shall not excuse future non-compliance with the Agreement and shall not be a practical construction, course of conduct or course of performance under the Agreement or under the Loan Documents.

5. REPRESENTATIONS AND WARRANTIES.  Each Borrower hereby affirms to the Lender Group that all of such Borrower’s representations and warranties set forth in the Agreement are true, complete and accurate in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date).

6. NO DEFAULTS.  Each Borrower hereby affirms to the Lender Group that after giving effect to the waiver of the Existing Defaults as provided for herein, no Event of Default has occurred and is continuing as of the date hereof.

7. CONDITIONS.

(a) Conditions Precedent.  The effectiveness of this Amendment is hereby conditioned upon receipt by Agent of (i) a fully executed copy of this Amendment from each party hereto, and (ii) a fully executed copy of that certain Amendment Number Four to Disclosure Letter from each party thereto.

(b) Conditions Subsequent.  The effectiveness of this Amendment is further contingent upon the satisfaction (or waiver) of the following conditions subsequent, in form and substance satisfactory to Agent in its sole and absolute discretion:  Borrowers shall use commercially reasonable efforts to deliver to Agent upon the Closing, (i) Collateral Access Agreements duly executed by (x) Jabil with respect to the leased premises located at 100 North Cashman Drive, Building One, Chippewa Falls, WI 54729, and (y) The Irvine Company with respect to the leased premises located at 900 North McCarthy Blvd., Milpitas, CA 95035 and 940 North McCarthy Blvd., Milpitas, CA 95035, and (ii) a Bailee Agreement duly executed by Jabil with respect to any and all Inventory stored by Borrowers therewith.

8. REAFFIRMATION; ASSUMPTION.  Each Borrower hereby acknowledges and reaffirms (i) all of its obligations and duties under the Loan Documents, and (ii) that the Agent, for the ratable benefit of the Lender Group, has and shall continue to have valid, perfected Liens in the Collateral (other than the Subject Assets) as provided in the Security Agreement.

9. COSTS AND EXPENSES.  Borrowers shall pay to Agent all of Agent’s and Lenders’ out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

10. LIMITED EFFECT.  In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern.  In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

11. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original.  All such counterparts, taken together, shall constitute but one and the same Amendment.  This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.  This Amendment is a Loan Document and is subject to all the terms and conditions, and entitled to all the protections, applicable to Loan Documents generally.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

SILICON GRAPHICS INTERNATIONAL CORP., a Delaware corporation

/s/ Robert J. Nikl
By:	Robert J. Nikl
Title:	Chief Financial Officer

SILICON GRAPHICS FEDERAL, LLC, a Delaware limited liability company

/s/ Kent Randolf
By:	Kent Randolf
Title:	Secretary

WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as Agent and as a Lender

/s/ Rina Shinoda
By:	Rina Shinoda
Title:	Vice President

Amendment Number Six and Limited Waiver, Consent and Release